CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-288832 on Form S-6 of our report dated September 26, 2025, relating to the financial statement of FT 12437, comprising Vest Enhanced Large Cap Buffered 15 Portfolio, Series 31, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 26, 2025